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                                                            Exhibit 13(a)


                       LIST OF CONSENTS PURSUANT TO RULE 483(c)


Consent of Ernst & Young LLP, independent auditors, appears as Exhibit 13(b) hereto.

Consent of Coopers & Lybrand L.L.P., independent accountants, appears as
Exhibit 13(c) hereto.


Consent of Sutherland, Asbill & Brennan, L.L.P. appears as Exhibit 13(d) hereto.